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                                                                     Exhibit 5.1




February 12, 1999


  AmerUs Life Holdings, Inc.
  699 Walnut Street
  Des Moines, Iowa 50309-3948

  Ladies and Gentlemen:

          I am Senior Vice President and General Counsel of AmerUs Life Holdings, Inc. (the "Company") and I have acted as counsel to the Company in connection with the preparation of the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the registration under the Securities Act of 1933, as amended, of shares of the Company's Class A Common Stock (the "AMH Stock"), the Company's 7.00% Adjustable Conversion-rate Equity Security Units (the "Aces Units") and the underlying securities thereto to be offered and sold to certain officers and employees of the Company under the AmerUs Life Holdings, Inc. Executive Stock Purchase Plan (the "Plan").

          I have examined the originals, certified copies or copies otherwise identified to my satisfaction as being true copies of the Plan and such other documents as I have deemed necessary or appropriate for purposes of this opinion.

          Based on the foregoing, I am of the opinion that the AMH Stock will, when sold, be legally issued, fully paid and non-assessable and that the Aces Units and the underlying securities thereto, when sold, will be legally issued and binding obligations of the Company.

          I hereby reaffirm my opinion, dated as of June 8, 1998 with respect to the Company's Registration Statement filed on Form S-3 (No. 333-50249) with the Commission as such opinion relates to the Aces Units and the underlying securities offered thereby.

          I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                                       Very truly yours,

                                                       /s/ Joseph K. Haggerty
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